EX-28(h)(7)(j)

AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 1 TO THE FUND PARTICIPATION AGREEMENT, effective April 30, 2012, is by and among Lincoln Variable Insurance Products Trust, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), Lincoln Financial Distributors, Inc., a Connecticut corporation (“Distributor”), Lincoln Investment Advisors Corporation, a Tennessee corporation (“Adviser”), and New York Life Insurance and Annuity Corporation (“Life Company”), a life insurance company organized under the laws of the State of Delaware.

WHEREAS, the Trust, each Fund, the Distributor, the Adviser and the Life Company desire to amend Exhibit A to the Agreement, made as of June 5, 2007;

NOW, THEREFORE, inconsideration of their mutual promises, the Trust, each Fund, the Distributor, and Adviser and the Life Company agree as follows:

1. Exhibit A of the Agreement is deleted and replaced in its entirety by the attached Exhibit A.

2. All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST		LINCOLN INVESTMENT ADVISORS CORPORATION

By:	/s/ Daniel R. Hayes	By:	/s/ William P. Flory, Jr.
Name:	Daniel R. Hayes	Name:	William P. Flory, Jr.
Title:	President	Title:	Vice President, Treasurer

LINCOLN FINANCIAL DISTRIBUTORS, INC.		NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:	/s/ Thomas P. O’Neill	By:	/s/ Robert Hebron
Name:	Thomas P. O’Neill	Name:	Robert Hebron
Title:	SVP	Title:	SVP

Exhibit A

The currently available Funds of the Trust are:

1.	LVIP Baron Growth Opportunities Fund (Service Class)

2.	LVIP SSgA International Index Fund (Standard Class)

3.	LVIP SSgA Bond Index Fund (Standard Class)

4.	LVIP SSgA Developed International 150 Fund (Standard Class)

5.	LVIP SSgA Emerging Markets 100 Fund (Standard Class)